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                                                            Exhibit No. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement (File Nos. 2-96738 and 811-4253) (the "Registration Statement") of MFS(R) Series Trust XV (the "Trust"), of my opinion dated August 24, 2007 appearing in Post-Effective Amendment No. 28 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on August 24, 2007.

                                                  BRIAN E. LANGENFELD
                                                  ------------------------------
                                                  Brian E. Langenfeld
                                                  Assistant Secretary

Boston, Massachusetts
November 5, 2007